UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  May 1, 2014

(Date of earliest event reported)

st. jude medical, inc.

(Exact name of registrant as specified in its charter)

Commission File Number:  1-12441

Minnesota	41-1276891
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

One St. Jude Medical Drive
St. Paul, Minnesota 55117
(Address of principal executive offices, including zip code)

(651) 756-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders (the “Annual Meeting”) of St. Jude Medical, Inc. (the “Company”) was held on May 1, 2014. The final voting results on each of the matters submitted to a vote of the Company’s shareholders at the Annual Meeting are set forth below:

(1)	A proposal to elect three members to the Company’s Board of Directors for terms ending in 2017. The shareholders elected each of the three nominees to the Board of Directors with the following votes:

Director	Votes For	Votes Against	Abstentions	Broker Non-Votes
Richard R. Devenuti	215,795,673	4,584,228	1,972,572	24,961,632
Stefan K. Widensohler	218,518,904	1,861,326	1,972,243	24,961,632
Wendy L. Yarno	217,086,086	3,293,435	1,972,952	24,961,632

(2)	A non-binding proposal to approve the compensation of the Company’s named executive officers. The proposal was approved and received the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
191,687,878	29,052,193	1,612,402	24,961,632

(3)	A proposal to approve the St. Jude Medical, Inc. Management Incentive Compensation Plan. The proposal was approved and received the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
193,427,281	27,718,872	1,206,320	24,961,632

(4)	A proposal to amend the Company’s Articles of Incorporation and Bylaws to declassify the Board of Directors. The proposal was not approved and received the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
213,193,489	8,378,861	780,123	24,961,632

As disclosed in the Company’s 2014 Notice of Annual Meeting and Proxy Statement, the affirmative vote of at least 80% of the votes entitled to be cast at the Annual Meeting by holders of all outstanding shares of the Company’s common stock was required to approve the proposal to declassify the Company’s Board of Directors. On the record date for the Annual Meeting, there were 283,903,178 shares of the Company’s common stock outstanding.

(5)	A proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2014. The proposal was approved and received the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
236,286,056	10,407,173	620,876

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

st. jude medical, inc.

By:	/s/ Jason Zellers
Jason Zellers Vice President, General Counsel and Corporate Secretary

Date:  May 2, 2014

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